Exhibit 10.27

GUARANTY

FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned (“Guarantors”), the receipt and sufficiency whereof are hereby acknowledged by Guarantors, and for the purpose of seeking to induce DUNKIN’ DONUTS INCORPORATED, a Delaware corporation (“Tenant”) to execute, enter into and deliver that certain Lease (the “Lease”) by and between LSF3 Royall Street LLC, as Landlord, and Dunkin’ Donuts Incorporated, as Tenant, for certain premises located at 130 Royall Street, Canton, Massachusetts, which Lease will be to the direct interest and advantage of Guarantors, Guarantors do hereby unconditionally guarantee to Tenant and its successors, successors-in-title and assigns, the full and prompt payment of the Tenant Improvement Allowance payable by Landlord to Tenant when due under the Lease and every installment thereof; with no less force and effect than if the Guarantors were named as the Landlord in said Lease. Guarantors do hereby agree that if any such payment under the Lease is not made by Landlord in accordance with its terms, Guarantors will immediately make such payments. Guarantors further agree to pay Tenant all expenses (including reasonable attorneys’ fees) paid or incurred by Tenant in endeavoring to collect the Tenant Improvement Allowance provided in the Lease, to enforce the obligations of Landlord guaranteed hereby, or any portion thereof, or to enforce this Guaranty.

The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Lease, and any and all references herein to the Lease shall be deemed to include any such renewals, extensions, amendments, consolidations or modifications thereof.

This is a guaranty of payment and not of collection. The liability of Guarantors under this Guaranty shall be contingent only upon Tenant making demand upon Landlord, with a copy to Grantor, and Landlord failing to make payment to Tenant within thirty (30) days of such notice. This Guaranty shall be absolute, continuing and unlimited, and the Tenant shall not be required to take any proceedings against the Landlord before Tenant has the right to demand payment by the undersigned upon default by Landlord. This Guaranty and the liability of the undersigned hereunder shall in no way be impaired or affected by any sale or conveyance of the Premises or any part thereof or any assignment of the Lease, or by any forbearance or delay in enforcing the provisions of the Lease.

No action or proceeding brought or instituted under this Guaranty against the undersigned, and no recovery had in pursuance thereof shall be any bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults of Landlord.

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors hereunder are several and not joint. The liability of Lone Star Fund III (U.S.), L.P. shall be limited to sixty percent (60%) of the total liability hereunder for any unpaid installment(s) of the Tenant Improvement Allowance and the liability of Lone Star Fund III (Bermuda), L.P. shall be limited to forty percent (40%) of the total liability hereunder for any unpaid installment(s) of the Tenant Improvement Allowance.

IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty under seal as of the 29th day of October, 2003.

GUARANTORS:

LONE STAR FUND III (U.S.), L.P.

By:	Lone Star Partners III, L.P. Its general partner

By:	Lone Star Management Co. III, Ltd. Its general Partner

By:	/s/ Louis Paletta
	Name:	Louis Paletta
	Title:	Vice President

LONE STAR FUND III (Bermuda), L.P.

By:	Lone Star Partners III, L.P. Its general partner

By:	Lone Star Management Co. III, Ltd. Its general Partner

By:	/s/ Louis Paletta
	Name:	Louis Paletta
	Title:	Vice President